SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
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MODTECH HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MODTECH HOLDINGS, INC.

2830 Barrett Avenue

Perris, California 92571

(909) 943-4014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 10, 2004

To the Holders of Common Stock of Modtech Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Modtech Holdings, Inc. will be held at the Hilton Irvine Hotel, 18800 MacArthur Boulevard, Irvine, California 92612 on Wednesday, August 10, 2004 at 1:00 P.M., local time, for the following purposes:

1.	To elect a board of eight (8) directors, with each director so elected to hold office until the next Annual Meeting and until their successors have been duly elected and qualified;

2.	To transact such other business as may properly come before the Annual Meeting and any continuation or adjournment thereof.

The Board of Directors has fixed the close of business on June 18, 2004 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting, and only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A copy of the Annual Report of the Company for the fiscal year ended December 31, 2003 and a Proxy Statement accompany this notice.

All stockholders are cordially invited to attend the Annual meeting in person. YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PRE-ADDRESSED, STAMPED ENVELOPE. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

By Order of the Board of Directors,

Shari Walgren Smith,

Executive Vice President, Treasurer and Secretary

Perris, California

June 30, 2004

IMPORTANT:	IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

MODTECH HOLDINGS, INC.

2830 Barrett Avenue

Perris, California 92571

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 10, 2004

This Proxy Statement is being furnished to the stockholders of Modtech Holdings, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held at the Hilton Irvine Hotel, 18800 MacArthur Boulevard, Irvine, California 92612, on August 10, 2004 at 1:00 P.M., local time, and at any continuation or adjournment thereof.

This Proxy Statement, and the accompanying Notice of Annual Meeting and proxy card, are first being mailed on or about June 30, 2004 to stockholders of record on June 18, 2004, the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 is concurrently being mailed to all stockholders of record as of June 18, 2004.

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by telephone, telegraph or personal interview by Directors, officers and other regular employees of the Company, without extra compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

VOTING RIGHTS

As of June 18, 2004, the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting, there were 13,847,322 shares of the Company’s Common Stock outstanding. Each share of Common Stock entitles the holder to one vote on each matter to come before the Annual Meeting.

Properly executed and returned proxies, unless revoked, will be voted as directed by the stockholder, or in the absence of such direction, by the persons named therein FOR the election of the eight director nominees listed below. As to any other business which may properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company or by delivery of a subsequently dated proxy, or by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting without also voting will not in and of itself constitute the revocation of a proxy.

More than one-half (½) of the outstanding shares of common stock must be present, either in person or represented by proxy, to constitute a quorum necessary to conduct the annual meeting. Abstentions and broker non-votes are counted as present in determining whether or not there is a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner.

Directors are elected by a plurality of the votes, which means that the eight nominees who receive the highest number of votes will be elected as directors. Shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the outcome of the election. To approve any other matters properly considered at the meeting, the affirmative vote of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote on the matter shall be required, unless the vote of a greater number of shares is required by law or the Company’s Certificate of Incorporation or Bylaws. Abstentions will have the effect of negative votes and broker non-votes will have no effect on the outcome.

Proposal No. 1

ELECTION OF DIRECTORS

The Company’s current Board of Directors has nominated eight (8) individuals, Evan M. Gruber, Robert W. Campbell, Daniel J. Donahoe III, Stanley N. Gaines, Charles R. Gwirtsman, Charles C. McGettigan, Michael G. Rhodes and Myron A. Wick III, for election as directors of the Company at the Annual Meeting, each to serve as such until the next annual meeting of the Company’s stockholders and until their respective successors are elected and qualified. Each of the nominees is a current member of the Company’s Board of Directors. Although it is not presently contemplated that any nominee will decline or be unable to serve as a Director, in either such event, the proxies will be voted by the proxy holder for such other persons as may be designated by the present Board of Directors should any nominee become unavailable to serve.

Nominees

Certain information concerning the eight individuals nominated by the Company’s Board of Directors for election at the Annual Meeting to serve as directors of the Company for the ensuing year is set forth below:

Evan M. Gruber, age 50, joined the Company’s predecessor, Modtech, Inc. in January 1989 as its Chief Financial Officer and was elected Chief Executive Officer in January 1990. Prior to joining Modtech, Inc., Mr. Gruber, who is a certified public accountant, founded his own public accounting firm in Costa Mesa, California in 1978. Mr. Gruber serves on the Board of Directors of Virco Mfg. Corporation.

Robert W. Campbell, age 47, who was elected to the Board of Directors of Modtech, Inc. in 1991, is the Managing Director of Corporate Finance at L.H. Friend, Weinress, Frankson & Presson, LLC. From 1993 to 1995, Mr. Campbell was Senior Vice President—Investment Banking at Baraban Securities, Incorporated. From 1982 to 1993, Mr. Campbell was employed by the Seidler Companies, Inc. as Senior Vice President—Corporate Finance.

Daniel J. Donahoe III, age 70, who was elected to the Board of Directors of Modtech, Inc. in 1998, is co-founder and President of Red Rock Resorts, which operates special, unique boutique resorts in the Western United States. He also serves as Chairman of Daybreak Investments, a privately-held investment company. Mr. Donahoe has been actively involved in the commercial and residential real estate market in the southwest over the past 30 years.

Stanley N. Gaines, age 69, has been a director of the Company since August 2000. Mr. Gaines served as the Chairman and CEO of GNB Incorporated from 1982 to 1988. He was Sr. Vice President International from 1981 through 1983 and Group Vice President, Batteries from 1971 through 1981 for Gould Incorporated. Mr. Gaines serves on the board of directors of Students in Free Enterprise.

Charles R. Gwirtsman, age 50, has been a director of the Company since February 1999. He is Managing Director of KRG Capital Partners, LLC, a middle-market private equity firm. Prior to joining KRG Capital in 1996, Mr. Gwirtsman served as Senior Vice President of FCM Fiduciary Capital Management Company, the manager of two mezzanine debt funds, from January 1994 to June 1996. Prior to this, Mr. Gwirtsman was employed as a Corporate Vice President at PaineWebber, Incorporated from 1988 to 1993 as a member of the Private Finance Group. Mr. Gwirtsman serves on the Board of Directors of a number of privately held companies.

Charles C. McGettigan, age 59, has been a director of Modtech, Inc. since June 1994. Mr. McGettigan is a co-founder and managing director of the investment banking firm of McGettigan, Wick & Co., Inc. and a co-founder and general partner of Proactive Investment Managers, L.P., the general partner of Proactive Partners, L.P., a merchant banking fund. Prior to founding McGettigan, Wick & Co., Inc., he was a Principal, Corporate Finance of Hambrecht & Quist and a Senior Vice President of Dillon, Read & Co. Mr. McGettigan serves on the boards of directors of Cuisine Solutions, Inc., Onsite Energy, PMR Corporation, Sonex Research Corporation and Tanknology-NDE.

Michael G. Rhodes, age 43, became a director of the Company in 2001. Mr. Rhodes joined the Company’s predecessor, Modtech, Inc. in 1988 and was its controller through 1992. In 1993 he was elected Chief Financial Officer, and in 1996 was elected Chief Operating Officer. Mr. Rhodes was elected President in 2001. Prior to joining Modtech, Inc., Mr. Rhodes worked for a public accounting firm.

Myron A. Wick III, age 60, became a director of Modtech, Inc. in June 1994. Mr. Wick is currently a managing director and co-founder of McGettigan, Wick & Co., Inc., an investment banking firm formed in 1988, and a general partner of Proactive Investment Managers, L.P., the general partner of Proactive Partners, L.P., a merchant banking fund formed in 1991. Mr. Wick is a director of Sonex Research Corporation, Story First Communications and Tanknology-NDE.

Mr. Gruber and Mr. Rhodes are the only nominees employed by the Company. There is no family relationship between any nominee and any other nominee or executive officer of the Company. There are no arrangements or understandings between any director and any other person(s) pursuant to which he was or is to be selected a director. The Board of Directors has determined that Robert W. Campbell, Daniel J. Donahoe III, Stanley N. Gaines and Charles R. Gwirtsman are “independent” as defined in the Nasdaq listing standards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ABOVE-NAMED NOMINEES

Structure and Function of the Board of Directors

During the last fiscal year, the Board of Directors of the Company held four meetings or otherwise took action by written consent. Each director attended at least 75% of the meetings of the Board and the committee meetings of which he was a member. All members of the Board of Directors are expected to attend each Annual Meeting of Stockholder and all directors were present at last year’s meeting.

The Board has established an Audit Committee, which is comprised of Messrs. Campbell, Donahoe and Gaines, a Compensation Committee, which is comprised of Messrs. McGettigan, Gwirtsman and Wick and a Nominating Committee, which is comprised of Messrs. Gruber, Gwirtsman and McGettigan. The Board of Directors has determined that each of the committee members meets the independence requirements of the Nasdaq Stock Market and that Robert W. Campbell is an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.

The Audit Committee meets to consult with the Company’s independent auditors concerning their engagement and audit plan, and thereafter concerning the auditor’s report and management letter and with the assistance of the independent auditors, also monitors the adequacy of the Company’s internal accounting controls. Its activities are described in more detail under “Report of the Audit Committee” below and in the Audit Committee Charter set forth in Appendix A. The Audit Committee held four meetings during the last fiscal year.

The Nominating Committee met once during fiscal 2003. The Nominating Committee operates pursuant to a written charter. The charter is not presently available on the Company’s website, but a copy of the charter is set forth in Appendix A to this Proxy Statement.

The Nominating Committee recommends to the Board of Directors candidates for election to the Board by first identifying and evaluating potential director nominees using criteria approved by the Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ service to the Company during their term. This review may include number of meetings attended, level of participation, quality of performance and any transactions of such directors with the Company during their term of office. In the case of new director candidates, the Nominating Committee will use its network of contacts to compile a list of potential candidates. It may consider candidates recommended by management. It may also engage, if it deems it appropriate, a professional search firm, The Nominating Committee has not yet utilized the services of such a firm. The Nominating Committee will determine if a nominee must be independent under the Nasdaq Stock Market rules and, if so, whether the nominee meets the test of independence as set forth in such rules.

In order to be recommended to the Board of Directors as a nominee by the Nominating Committee, each potential nominee must, at a minimum, be able to read and understand financial statements, be over 21 years of age, have a background and experience in business, which may include finance, retail or wholesale operations, marketing or other fields which will complement the talents of the other directors, be willing and able to take the time to actively participate in Board and committee meetings and related activities, and have a reputation for honesty and integrity. Other than the foregoing, there are no stated minimum criteria for director nominees, but the Nominating Committee may consider such other factors as it may deem appropriate, including, without limitation, judgment, skill, diversity, experience with businesses of comparable size to the Company, the interplay of a nominee’s experience with the experience of other directors and the extent to which a nominee would be a desirable addition to the Board of Directors and any committees of the Board.

The Nominating Committee will consider director candidates recommended by a “5% Stockholder” (as defined below) provided the procedures set forth below are followed by such stockholders in submitting recommendations. The candidates recommended by a 5% Stockholder will be evaluated by the Nominating Committee in the same manner as other potential nominees using the criteria described above.

A “5% Stockholder” is any single stockholder or group of stockholders that owned more than 5% of the Company’s voting common stock for at least one year as of the date such stockholder or group of stockholders recommended a director candidate to the Nominating Committee. In order for a 5% Stockholder’s director candidate to be considered by the Nominating Committee for an upcoming annual meeting of stockholders, the 5% Stockholder must notify the Nominating Committee of its director candidate not less than 120 calendar days before the anniversary of the date the Company released its proxy statement to its stockholders in connection with the previous year’s annual meeting. Recommendations must be in writing and directed to the Secretary of the Company at 2830 Barrett Avenue, Perris, California 92571. Recommendations must include sufficient biographical information concerning the director candidate, including age, five year employment history with employer names, description of employer businesses and positions held by the candidate at such employers, whether such individual can read and understand financial statements, and board memberships, if any, for the Nominating Committee to consider. Recommendations must be accompanied by a written consent of the proposed director candidate to stand for election if nominated by the Company’s Board of Directors and to serve on the Board if elected by the stockholders.

After all potential nominees have been evaluated by the Nominating Committee, the nominees to be recommended to the Board of Directors will be selected by the Nominating Committee by majority vote.

With respect to compensation, the Compensation Committee determines the compensation of executive officers and the amounts of executive officers participation in stock option, bonus and other similar plans. The Compensation Committee held two meetings during the last fiscal year. The Board of Directors continues to meet as a whole to nominate the individuals to be proposed by the Board of Directors for election as directors of the Company, and has no separate nominating committee.

Each non-employee director is paid an annual retainer of $10,000 plus $1,000 for each board and board committee meeting attended and $1,000 for each committee chairperson. Additionally, the Chairman of the Board is paid $10,000 per month. Each non-employee director is granted an option to purchase 20,000 shares of Common Stock, with 25% vesting over a 4-year period of service on the Board of Directors. The Company reimburses the expenses of its non-employee directors in attending Board meetings. No compensation is paid to any of the employee directors for any services provided as a director.

Stockholders who wish to communicate with the Board of Directors, or individual directors, may send correspondence to them in care of the Secretary of the Company at the Company’s principal executive offices located at 2830 Barrett Avenue, Perris, California 92751. Currently, the Secretary does not screen this correspondence to determine which communications will be relayed to Board members, but a majority of the independent directors may change this policy if they believe a change is necessary due to the nature and/or volume of the correspondence.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. This code is publicly available on the Company website at www.modtech.com.

Executive Officers

The executive officers of the Company are Evan M. Gruber, Chief Executive Officer; Michael G. Rhodes, President and Chief Operating Officer, Shari Walgren Smith, Executive Vice President, Treasurer and Secretary and Dennis L. Shogren, Chief Financial Officer. The business experience of Mr. Gruber and Mr. Rhodes is set forth above under the heading “Election of Directors”. Ms. Walgren Smith joined the Company in 1999 as its Chief Financial Officer and Secretary. In 2003, Ms. Walgren Smith became the Company’s Executive Vice President and Treasurer. Prior to joining the Company, Ms. Walgren Smith, who is a certified public accountant, worked for a public accounting firm, KPMG, LLP, from 1994 to 1999. Mr. Shogren joined the Company in 2003 as its Chief Financial Officer. Prior to joining the Company, Mr. Shogren worked for Haskel International from 2001 to 2003 and for Ameron International from 1997 to 2001.

Subject to the terms of applicable employment agreements, officers serve at the pleasure of the Board of Directors. There are no arrangements or understandings by or between any executive officer and any other person(s) pursuant to which he or she was or is to be selected as an officer of the Company.

Compensation of Executive Officers

The following table summarizes the annual and long term compensation paid by the Company during fiscal years ended December 31, 2001, 2002 and 2003 to those persons who were (i) the Chief Executive Officer during the last fiscal year and (ii) each additional executive officer at the end of the last fiscal year whose total compensation exceeded $100,000 during the year ended December 31, 2003.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compensation $	Restricted Stock Awards $	Securities Underlying Options/SARS #	LTIP Payouts	All Other Compensation $(1)
Evan M. Gruber Chief Executive Officer and Director	2003 2002 2001	465,000 440,000 399,150	55,219 167,086 199,834	— — —	— — —	59,994 66,667 248,410	— — —	6,000 5,750 5,250

Michael G. Rhodes President, Chief Operating Officer and Director	2003 2002 2001	325,000 294,500 277,250	38,594 111,644 138,732	— — —	— — —	40,148 44,621 172,546	— — —	6,000 5,750 5,250

Shari Walgren Smith Executive Vice President, Treasurer and Secretary	2003 2002 2001	152,197 140,250 132,590	18,406 53,164 66,611	— — —	— — —	19,120 21,250 24,107	— — —	6,000 5,750 5,250

Dennis L. Shogren Chief Financial Officer (2)	2003	83,654	6,234	—	—	25,000	—	—

(1)	The figures shown in the column designated “All Other Compensation” represent the executive officer’s share of the Company’s contribution to the 401(k) plan, see “401(k) Plan.”

(2)	Mr. Shogren joined the Company in 2003.

Employment Agreements

The Company entered into employment agreements in December 2003 with Mr. Gruber and Mr. Rhodes. These agreements are for one year each, provide for early severance payments of between one and two years salary and include, among other provisions, base annual salary of $465,000 for Mr. Gruber and $325,000 for Mr. Rhodes. Each individual is entitled to earn bonuses of up to 100% of annual base salary. The bonuses include a stock option component and a cash component which is based on performance.

401(k) Plan

Under the Company’s 401(k) Plan, officers and other employees of the Company may elect to defer up to 12% of their compensation, subject to limitations under the Internal Revenue Code. The Company makes contributions on a 50% matching basis. Amounts deferred are deposited by the Company in a trust account for distribution to employees upon retirement, attainment of age 59 1/2, permanent disability, death, termination of employment or the occurrence of conditions constituting extraordinary hardship. For the year ended December 31, 2003, the Company contributed $6,000 each as matching contributions for the accounts of Mr. Gruber, Mr. Rhodes and Ms. Walgren Smith.

Equity Compensation Plan Information

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of the Company’s existing equity compensation plans as of December 31, 2003.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under stock option plans (excluding securities reflected in column (a))
Stock option plans approved by stockholders (1)	2,378,058	$8.14	921,485
Stock option plans not approved by stockholders	0	N/A	N/A
Total	2,378,058	$8.14	921,485

(1)	These plans consist of the 1989, March 1994, May 1994, 1996, 1999 and 2002 Stock Option Plans.

The following table sets forth certain information regarding options granted by the Company during the year ended December 31, 2003 to the executive officers of the Company identified in the Summary Compensation Table set forth above:

Options Granted in Fiscal Year 2003

Name of Optionee	No. of Shares Subject to Options Granted (1)	% of Total Options Granted to Employees	Exercise Price (2)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (3)
					5%	10%
Evan M. Gruber	59,994	13%	$9.70	1/01/2013	$365,980	$927,465
Michael G. Rhodes	40,148	9%	$9.70	1/01/2013	$244,914	$620,660
Shari Walgren Smith	19,120	4%	$9.70	1/01/2013	$116,637	$295,582
Dennis L. Shogren	25,000	5%	$9.41	6/02/2013	$147,947	$374,928

(1)	Options are exercisable starting 12 months after the grant date with 25% vesting each year. Options are for a period of 10 years, but are subject to earlier termination in connection with the termination of employment.

(2)	The exercise price is the market price of a share of the Company’s Common Stock on the date of grant.

(3)	On December 31, 2003, the closing price for a share of the Company’s Common Stock was $8.41.

The following table sets forth information regarding options exercised during the year ended December 31, 2003 by the executive officers of the Company identified in the Summary Compensation Table set forth above, as well as the aggregate value of unexercised options held by such executive officers at December 31, 2003. The Company has no outstanding stock appreciation rights, either freestanding or in tandem with options.

Aggregated Option Exercises Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Unexercised Options at Fiscal Year End		Value of Unexercised in-the-money Options at Fiscal Year End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Evan M. Gruber	50,000	$295,000	726,768	248,249	$1,918,842	$231,902
Michael G. Rhodes	—	—	395,596	169,922	709,959	161,702
Shari Walgren Smith	—	—	89,615	51,526	50,608	29,677
Dennis L. Shogren	—	—	—	25,000	—	—

(1)	Calculated based on the closing price of the Company’s Common Stock as reported on the NASDAQ National Market System on December 31, 2003, which was $8.41 per share.

Certain Relationships and Related Transactions

The Company leases one facility located in Perris, California, and the land on which the manufacturing facility is located in Lathrop, California, from general partnerships of which Mr. Gruber owns an approximate 20% interest, pursuant to standard industrial leases. Under the terms of these leases, the Company is obligated to pay aggregate annual rentals of $479,000, subject to escalation in accordance with changes in applicable cost of living indices.

Mr. Gruber owns 33% of the capital stock of Class Leasing, Inc., a California corporation, in which the Company has no ownership interest. Class Leasing purchases modular relocatable classrooms from the Company, upon standard terms and at standard wholesale prices, and leases them to third parties primarily under three-year leases, cancelable yearly. During the years ended December 31, 2001, 2002, and 2003, the Company sold modular relocatable classrooms to Class Leasing, Inc. for aggregate purchase prices of $1,604,099, $5,749,077 and $3,202,888, respectively, which represented approximately 1%, 3% and 2% of the its net sales for each of those years.

Mr. Gruber and Mr. Rhodes have personally guaranteed certain of the obligations of the Company and the repayment of amounts which surety companies may be required to expend under the terms of performance bonds issued in connection with manufacturing contracts. No payments have been made to Mr. Gruber and Mr. Rhodes for the guarantees provided by them.

Compensation Committee Report

It is the policy of the Company’s Compensation Committee to establish compensation levels for the executive officers, which reflect the Company’s overall performance and their performance, responsibilities and contributions to the long-term growth and profitability of the Company. The committee determines compensation of the executive officers, including the chief executive officer, based on its evaluation of the Company’s overall performance, including various quantitative factors, primarily the Company’s financial performance, sales and earnings against the Company’s operating plan, as well as various qualitative factors such as new product development, the Company’s product and service quality, the extent to which the executive officers have contributed to forming a strong management team and other factors which the committee believes are indicative of the Company’s ongoing ability to achieve its long-term growth and profit objectives. The Compensation Committee has and may continue to rely on reports from compensation consultants in this matter.

The principal component of the compensation of the executive officers is their base salaries. The committee also retains the discretion to award bonuses based on corporate or individual performance. The committee evaluates the practices of various industry groups, market data, including data obtained from time to time from outside compensation consultants, and other economic information to determine the appropriate ranges of base salary levels which will enable the Company to retain and incentivize the executive officers. Throughout the year, the committee members review the corporate and individual performance factors described above. The committee, based upon its review of performance for the previous year and its review of the Company’s operating plan, establishes salary levels and awards any bonuses to the executive officers, including the chief executive officer.

The Compensation Committee also considers grants of stock options for the Company’s key employees, including executive officers. The purpose of the stock option program is to provide incentives to the Company’s management to work to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. Individual amounts of annual stock option grants are derived based upon review of competitive compensation practices with respect to the same or similar executive positions, overall corporate performance and individual performance.

Charles R. Gwirtsman	Charles C. McGettigan	Myron A. Wick III

Audit Committee Report

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the Company’s internal controls, and the audit process. Management has the primary responsibility for the financial statements and the reporting process. The company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Committee reviews the company’s financial reporting process on behalf of the board of directors, but the activities of the Committee are in no way designed to supersede or alter the traditional responsibilities of the board of directors or independent auditors. The Committee’s role does not provide any special assurances with regard to the company’s financial statements, nor does it involve a professional evaluation for the quality of the audits performed by the independent auditors.

The Committee has reviewed and discussed the audited financial statements with management. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Additionally, the Audit Committee considered whether the independent auditors’ provision of non-audit related work is compatible with maintaining the auditors’ independence.

Based on the reviews and discussions referred to above, the Committee recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Robert W. Campbell	Daniel J. Donahoe III	Stanley N. Gaines

Stock Performance Graph

The graph set forth below compares the stock price of the Company since January 1, 1999 against (1) the S&P 500, and (2) the composite of the companies listed by CoreData in its non-residential building construction (“Peer Group”). The graph is based upon information provided to the Company by CoreData.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG MODTECH HOLDINGS, INC.,

S&P 500 INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON JAN.1, 1999

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING DEC. 31, 2003

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information regarding the ownership of the Company’s Common Stock as of April 15, 2004, by (i) each of the current directors and nominees for election as a director of the Company, (ii) each person or group known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock, and (iii) all current directors and executive officers of the Company as a group. Except as otherwise noted and subject to community property laws where applicable, each beneficial owner has sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise indicated, the address of each holder identified below is in care of the Company, 2830 Barrett Avenue, Perris, California 92571.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class (1)
Evan M. Gruber (2)	863,469	5.9%

Michael G. Rhodes (3)	450,605	3.2

Shari Walgren Smith (4)	110,149	*

Dennis L. Shogren (5)	6,250	*

Daniel J. Donahoe III (6)	31,400	*

Robert W. Campbell (7)	46,317	*

Stanley N. Gaines (8)	121,000	*

Charles R. Gwirtsman (9)	347,183	2.5

Charles C. McGettigan (10) (15)	129,081	*

Myron A. Wick III (11) (15)	131,955	1.0

Jon D. Gruber (12) (15)	3,125,322	22.6

Gruber & McBaine Capital Management (13)	2,930,811	21.2

J. Patterson McBaine (14) (15)	2,968,284	21.4

Third Avenue Management LLC (16)	2,004,836	14.5

Rutabaga Capital Management LLC (17)	941,170	6.8

Dimensional Fund Advisors, Inc. (18)	868,922	6.3

Royce & Associates LLC (19)	694,891	5.0

All directors and executive officers as a group (10 people) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11)	2,147,520	14.1

*	Less than one percent.

(1)	In calculating beneficial and percentage ownership, all shares of Common Stock which a named stockholder will have the right to acquire within 60 days of the record date for the Annual Meeting upon exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of such stockholder, but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other stockholder. As of April 15, 2004, an aggregate of 13,847,322 shares of Common Stock were outstanding. This does not give effect to the potential issuance of 3,299,543 shares issuable upon exercise of options granted or which may be granted under the Company’s stock option plans. See “Election of Directors—Stock Options.”

(2)	Includes 669,968 shares issuable upon exercise of stock options, but does not include 253,505 shares issuable upon exercise of stock options which have been granted but currently are not exercisable. Evan M. Gruber and Jon D. Gruber are not related.

(3)	Includes 439,426 shares issuable upon exercise of stock options, but does not include 174,398 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(4)	Includes 110,149 shares issuable upon exercise of stock options, but does not include 54,030 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(5)	Includes 6,250 shares issuable upon exercise of stock options, but does not include 41,045 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(6)	Includes 31,400 shares issuable upon exercise of stock options, but does not include 15,000 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(7)	Includes 36,947 shares issuable upon exercise of stock options, but does not include 15,000 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(8)	Includes 15,000 shares issuable upon exercise of stock options, but does not include 5,000 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(9)	Includes 132,669 shares held by Capital Resources Growth, Inc., an entity of which Mr. Gwirtsman is the sole stockholder, and 189,514 shares held directly by Mr. Gwirtsman and his wife and trusts formed for the benefit of their children. Also includes 25,000 shares issuable upon exercise of stock options to Mr. Gwirtsman, but does not include 15,000 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(10)	Includes 86,669 shares owned of record directly by Mr. McGettigan and 346 shares held in a trust formed for the benefit of Mr. McGettigan’s daughter. Also includes options to purchase 42,066 shares which have been granted to Mr. McGettigan for serving on the Company’s Board of Directors, but does not include 15,000 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(11)	Includes options to purchase 42,066 shares which have been granted to Mr. Wick for serving on the Company’s Board of Directors, but does not include 15,000 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(12)	Includes 87,841 shares owned of record directly by Jon D. Gruber and all shares owned of record by Gruber & McBaine Capital Management and affiliates, of which Jon D. Gruber is a general partner. Jon D. Gruber and Evan M. Gruber are not related.

(13)	Includes 93,758 shares owned of record directly by Gruber & McBaine Capital Management, and all shares owned of record by Lagunitas Partners, Gruber & McBaine International and GMJ Investments, affiliated entities.

(14)	Includes 37,473 shares owned of record directly by Mr. McBaine, and all shares owned of record by Gruber & McBaine Capital Management and affiliates, of which Mr. McBaine is a general partner.

(15)	The address of each of Charles C. McGettigan, Myron A. Wick III, Jon D. Gruber, J. Patterson McBaine and Gruber & McBaine Capital Management is 50 Osgood Place, San Francisco, CA 94133.

(16)	The address of Third Avenue Management LLC is 767 Third Avenue, New York, NY 10017.

(17)	The address of Rutabaga Capital Management LLC is 64 Broad Street 3rd Floor, Boston, MA 02109.

(18)	The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue 11th Floor, Santa Monica, CA 90401.

(19)	The address of Royce & Associates LLC is 1414 Avenue of the Americas 9th Floor, New York, NY 10019.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission, and to furnish the Company with copies of all such forms which they file.

To the Company’s knowledge, based solely on the Company’s review of such reports or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended December 31, 2003 filing requirements applicable to the officers and directors of the Company and other persons subject to Section 16 of the Exchange Act were complied with.

INDEPENDENT ACCOUNTANTS

KPMG LLP was retained to serve as the Company’s independent certified public accountants for the fiscal years ending December 31, 2002 and 2003. A representative of KPMG LLP is expected to be present at the Annual Meeting, and to be available to respond to any stockholder questions directed to KPMG LLP. This representative will have an opportunity to make a statement if KPMG LLP so desires.

Fees billed to the Company by KPMG LLP for services rendered during fiscal year 2002 and 2003 were as follows:

	2002	2003
Audit fees:	$149,000	$163,100
Audit-related fees*:	$—	$—
Tax fees*:	$90,365	$52,170
All other fees:	$—	$—

*	Audit-related fees include audits of certain businesses acquired during the year. Tax fees primarily consist of tax compliance. The Audit Committee considered, in reliance on management and the independent auditor, whether the provision of these services is compatible with maintaining independence with KPMG LLP. Additionally, 100% of the 2003 fees were preapproved by the Audit Committee.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s next annual meeting of stockholders, proposals by the Company’s stockholders intended to be presented at such annual meeting must be received by the Company no later than March 3, 2005.

ANNUAL REPORTS

The Company’s 2003 Annual Report on Form 10-K, which includes audited financial statements for the fiscal year ended December 31, 2003, is concurrently being mailed with this proxy statement to stockholders of record on June 18, 2004. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and any amendments thereto, is available without charge to any stockholder of the Company upon written request to Evan Gruber, Chief Executive Officer, Modtech Holdings, Inc., 2830 Barrett Avenue, Perris, California 92571.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for action at the meeting. However, if any matters not included in this Proxy Statement properly come before the meeting, it is the intention of the person named in the enclosed proxy to vote under the authority therein given in accordance with his best judgment.

By Order of the Board of Directors,

Shari Walgren Smith

Executive Vice President, Treasurer and Secretary

June 30, 2004

Appendix A

Modtech Holdings, Inc.

Audit Committee Charter

PURPOSE

The Audit Committee is appointed by the Board of Directors of Modtech Holdings, Inc., a Delaware corporation (the Company) for the primary purposes of:

•	Assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, and

•	Maintaining, through regularly scheduled meetings, a line of communication between the Board of Directors and the Company’s financial management and independent accountants.

COMPOSITION AND QUALIFICATIONS

The Audit Committee shall be appointed by the Board of Directors and shall be comprised of three or more Directors (as determined from time to time by the Board), each of whom shall meet the independence requirements of the Nasdaq Stock Market, Inc. Each member of the Audit Committee shall have the ability to understand fundamental financial statements. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

The Audit Committee will:

1)	Review the annual audited financial statements with management and the independent accountants. In connection with such review, the Audit Committee will:

•	Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

•	Review changes in accounting or auditing policies, including resolution of any significant reporting or operational issues affecting the financial statements.

•	Inquire as to the existence and substance of any significant accounting accruals, reserves or estimates made by management that had or may have a material impact on the financial statements.

•	Review with the independent accountants any problems encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work, any management letter provided by the independent accountants, and management’s response to such letter.

•	Review with the independent accountants the adequacy of the Company’s internal controls, and any significant findings and recommendations.

2)	Review (by full Committee or Chair) with management and the independent accountants the Company’s quarterly financial statements in advance of SEC filings.

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3)	Oversee the external audit coverage. The Company’s independent accountants are ultimately accountable to the Board of Directors and the Audit Committee, which have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. In connection with its oversight of the external audit coverage, the Audit Committee will:

•	Appoint and, where appropriate, replace the independent accountants.

•	Approve the engagement letter and the fees to be paid to the independent accountants.

•	Obtain confirmation and assurance as to the independent accountants independence, including ensuring that they submit on a periodic basis (not less than annually) to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for recommending that the Board of Directors take appropriate action in response to the independent accountants’ report to satisfy itself of their independence.

Review and evaluate the performance of the independent accountants

4)	Pre-approve all auditing services, internal control-related services and permitted non-audit services to be performed for the Company by its independent auditors, subject to certain permitted de minimus exceptions for non-audit services. Such authority may be delegated to sub-committees of one or more members, provided that the decisions of such sub-committees are presented to the Audit Committee at its next scheduled meeting.

5)	Have the authority to retain independent legal, accounting or other advisors to the extent it deems necessary. The Audit Committee shall be provided the necessary resources for such purposes.

6)	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

7)	Meet periodically with management to review and assess the Company’s major financial risk exposures and the manner in which such risks are being monitored and controlled.

8)	Meet at least annually in separate executive session with each of the chief financial officer and the independent accountants.

9)	Review periodically with the Company’s counsel (i) legal and regulatory matters which may have a material affect on the financial statements, and (ii) corporate compliance policies or codes of conduct.

10)	Report regularly to the Board of Directors with respect to Audit Committee activities.

11)	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for each annual meeting.

12)	Review and reassess annually the adequacy of this Audit Committee Charter and recommend any proposed changes to the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company’s corporate policies.

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Appendix B

Modtech Holdings, Inc.

Nominating Committee Charter

PURPOSE

The purpose of the Nominating Committee is to identify, evaluate and recommend to the Board of Directors director nominees for election at the annual shareholders meeting.

COMPOSITION

•	The Nominating Committee will be composed entirely of members of the Board of Directors who satisfy the definition of “independent” under the listing standards of the Nasdaq Stock Market.

•	Committee members will be appointed by the Board and may be removed by the Board in its discretion.

•	The Chair of the Committee will be designated by the Board, provided that if the Board does not designate a Chair, the members of the Committee may designate a Chair by majority vote.

RESPONSIBILITIES

The Nominating Committee will:

•	Identify and evaluate the suitability of potential director nominees using criteria approved by the Board of Directors.

•	Review the overall service of incumbent directors whose terms are set to expire, including the number of meetings attended, level of participation, quality of performance and any transactions such directors had with the Company during their term of office.

•	Determine whether a potential nominee must be “independent” under the listing standards of the Nasdaq Stock Market, and, if so, if the potential nominee meets those standards.

•	Initiate a search for potential nominees, if deemed necessary, using its network of contacts and seeking input from the Board of Directors and the Company’s Chief Executive Officer. The Committee may also engage, if it deems appropriate, a professional search firm.

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•	Make a determination that each potential nominee meets the following minimum qualifications:

•	Able to read and understand financial statements.
•	Over 21 years of age.
•	Background and experience with retail operations, finance, marketing or other fields which will complement the talents of other Board members.
•	Willing and able to take the time to actively participate in Board and committee meetings and related activities.
•	A reputation for honesty and integrity.

•	Consider director nominees recommended by shareholders that have followed the procedures set forth in the Company’s proxy statement for making such recommendations. In evaluating shareholder recommended nominees, the Committee will utilize the same criteria set forth above.

•	Conduct appropriate inquiries into the backgrounds of potential nominees. The Committee may engage the services of outside investigators to conduct such inquiries.

•	In the case of new candidates, initiate contact and arrange and conduct interviews. The Chief Executive Officer of the Company and Chairman of the Board of Directors may also interview new candidates.

•	Recommend for approval by the Board of Directors a slate of director nominees approved by a majority of the members of the Committee.

In conducting its activities, the Committee will regularly consult with the Chief Executive Officer and other members of the Board of Directors to assure that the Committee’s actions and decisions are consistent with maintaining a sound relationship between the Board of Directors and management, and among the directors.

MEETINGS

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities. The Committee may invite to its meetings any officer, director, member of senior management of the Company or such other persons as it deems appropriate to carry out its responsibilities. All meetings of the Committee may be held telephonically and the Committee may act by written consent in lieu of a meeting.

The Chair shall cause minutes of each meeting of the Committee to be maintained and shall report the activities of the Committee to the Board of Directors on a current basis. Minutes of each Committee meeting shall be distributed to the Board of Directors.

ADMINISTRATIVE

This charter is subject to modification and interpretation by the Board of Directors.

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MODTECH HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Evan M. Gruber as attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent the undersigned and vote, as designated below, all of the shares of Common Stock of Modtech Holdings, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Shareholders to be held on August 10, 2004, or at any adjournment or continuation thereof.

To be signed and dated on other side.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR ALL NOMINEES LISTED BELOW

(except as marked to the contrary below)

WITHHOLD AUTHORITY to vote for the nominees listed below

1. ELECTION OF DIRECTORS:

01. Evan M. Gruber, 02. Robert W. Campbell, 03. Daniel J. Donahoe III, 04. Stanley N. Gaines, 05. Charles R. Gwirtsman, 06. Charles C. McGettigan, 07. Michael G. Rhodes and 08. Myron A. Wick III.

(INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.)

2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE EIGHT NOMINEES LISTED ABOVE TO THE COMPANY’S BOARD OF DIRECTORS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.

Signature

Signature (if held jointly)

Dated , 2004

Please sign exactly as name appears below, date and return this card promptly using the enclosed envelope. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.

FOLD AND DETACH HERE